EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10Q for the quarter ended March 31, 2013 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Strategic Allocation Fund, L.P.

Date: May 15, 2013	THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ G. William Andrews
G. William Andrews
Chief Executive Officer